EXHIBIT 99

FOR IMMEDIATE RELEASE	CONTACT:
September 30, 2011	John A. Ustaszewski
Chief Financial Officer
(740) 657-7000

DCB Financial Corp and The Delaware County Bank and Trust Company Announce New President, Chief Executive Officer and Director

LEWIS CENTER, Ohio, September 30, 2011 — DCB Financial Corp, (OTC Bulletin Board DCBF), parent holding company of The Delaware County Bank and Trust Company, Lewis Center, Ohio (the “Bank”) is pleased to announce that Ronald J. Seiffert has accepted the position of President and Chief Executive Officer of DCB Financial Corp and The Bank effective September 29, 2011. Seiffert was also elected to the Board of Directors of both DCB Financial Corp and The Delaware County Bank and Trust Company.

Seiffert has over 30 years of banking and leadership experience. He previously served as Executive Vice President and National Head of Business Banking for Bank One Corporation (now JP Morgan Chase). Prior to joining Bank One, Seiffert established a 23 year career with Huntington Bancshares, Inc., which culminated in his appointment as Vice Chairman, a position he held from 1997-2002. Seiffert has experience in leading every major line of banking including commercial, retail, mortgage and private banking services.

Seiffert was most recently CFO & Vice President for University Resources at Ohio Dominican University in Columbus where he also served as Interim President for 18 months.

“Ron is a dynamic, seasoned leader and the Board of Directors enthusiastically welcomes him to The Bank family,” said Vicki J. Lewis, DCB Financial Corp Board Chair. “We know Ron will be a strong strategic leader. He is the right person, at the right time.”

“The Bank is making great strides towards resolving its regulatory and credit issues. Their 2011 financial performance is indicative of the fact that they are moving absolutely in the right direction,” noted Seiffert. “I am extremely excited about the future of this organization. Central Ohio is a great market and I am confident that we can continue to consistently improve the company’s performance.”

He previously served on the Board of Trustees for the Ohio Dominican University and is the past General Chair for the 2001 United Way Campaign of Central Ohio. Seiffert has also previously served as a trustee for the Columbus Museum of Art, the Columbus Technology Leadership Council, Financial Services Roundtable, and Cleveland State University.

The Delaware County Bank and Trust Company is the wholly owned subsidiary of the DCB Financial Corp. The Bank operates 19 banking center locations in Delaware, Union and northern Franklin counties.

Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 18 full-service branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions; however such services are not a significant part of its current operations or revenues.

Application of Critical Accounting Policies
DCB’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.

The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation’s 2009 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.

Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the “Bank”). Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.

The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.